Exhibit 1.1

[Principal Amount]

AMERICAN TOWER CORPORATION

[Title of Securities]

UNDERWRITING AGREEMENT

[Date]

To the Representatives of the Several Underwriters

named in Schedule A hereto,

Dear Ladies and Gentlemen:

1. Introductory. American Tower Corporation, a Delaware corporation (the “Company”), subject to the terms and conditions set forth herein, agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters $[        ] principal amount of its [Title of Securities] (the “Securities”), all to be issued under an indenture, dated as of [            ], 20[    ] and [as supplemented by a supplemental indenture dated as of [            ], 20[    ]] (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-[            ]), including a related prospectus or prospectuses, covering the registration of the Securities under the Securities Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Applicable Time” means [    ]:00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Securities means the time of the first contract of sale for the Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Securities Act. Any reference herein to the Final Prospectus shall be deemed to be as amended and supplemented and to refer to and include all documents incorporated by reference therein.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations thereunder and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (x) statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) hereof or (y) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) if required, promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause any such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of any such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, all as described in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement dated [            ], 20[    ], including the base prospectus, dated[            ], 20[    ] (as amended or supplemented as of the Applicable Time, and including any and all documents incorporated by reference therein, the “Preliminary Prospectus”), (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Exchange Act Reports. When filed with the Commission, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports on Form 10-Q and Form 8-K (collectively, but not including any Item of Form 8-K furnished to rather than filed with the Commission, the “Exchange Act Reports”) that have been filed by the Company with the Commission, and incorporated by reference in the General Disclosure Package or the Final Prospectus conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder.

(h) Securities. The Securities have been duly authorized by the Company, and when executed and authenticated, will be entitled to the benefits of the Indenture and will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities will conform in all material respects to the description thereof in the General Disclosure Package and the Final Prospectus.

(i) Execution and Delivery of Indenture. The Indenture has been duly authorized, executed and delivered by the Company and the Trustee, has been duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture conforms in all material respects to the description thereof in the General Disclosure Package and the Final Prospectus.

(j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made and such as may be required by the Blue Sky laws of the several states of the United States.

(l) Absence of Defaults and Conflicts Resulting from Transaction. Except as disclosed in the General Disclosure Package and the Final Prospectus, the execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance and sale of the Securities and compliance with the respective terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for any breaches, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or (iii) the charter or by laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(m) Absence of Manipulation. Prior to the date hereof, the Company has not taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(n) Commission. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities.

(o) Federal Reserve Regulations. None of the Company or any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(p) Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify and be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Subsidiaries. Each subsidiary of the Company has been duly incorporated (or formed, as the case may be) and is an existing corporation (or limited partnership or limited company, as the case may be) in good standing under the laws of its respective jurisdictions of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation (or limited partnership or limited company, as the case may be) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify and be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or partnership or other equity interests) of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and (except for any general partnership interest) nonassessable; and, except for those liens and other security interests established in connection with the issuance of the American Tower Trust I Commercial Mortgage Pass-Through Certificates Series 2007-1 on May 4, 2007 (the “Securitization”), the capital stock (or partnership or other equity interests) of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(r) Financial Statements. The financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(s) Auditors. Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(t) Accounting. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except where the failure to so maintain, in the case of each of clauses (i) through (iv) above, would not have a Material Adverse Effect.

(u) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

(v) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(w) Investment Company Act. The Company is not an open end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”), nor is it a closed end investment company required to be registered, but not registered, thereunder; and the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act.

(x) Accurate Disclosure. The statements made in the General Disclosure Package and the Final Prospectus under the heading “Certain U.S. Federal Income Tax Consequences,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences for an investment in the Securities.

(y) Environmental. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), and is not subject to any notice, investigation, claim, action, proceeding, order or decree relating to environmental laws, which violation, notice, investigation, claim, action, proceeding, order or decree would individually or in the aggregate have a Material Adverse Effect.

(z) Property. Except as disclosed in the General Disclosure Package and the Final Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(aa) Legal Proceedings. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the Company,

any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Indenture, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated.

3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of [    ]% of the principal amount thereof plus accrued interest from [    ] to the Closing Date (as defined herein), the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver against payment of the purchase price the Securities to be offered and sold by the Underwriters in the form of one or more permanent global securities in registered form without interest coupons which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Investors may hold their interests in a global security directly through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants.

Payments for the Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated to the Representatives at [    ] a.m., New York City time, on [            ], 20[    ], or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. The Securities will be made available for checking at the New York office of Cleary Gottlieb Steen & Hamilton LLP at least 24 hours prior to the Closing Date.

The Company agrees to reimburse each of the Underwriters for their respective expenses, referred to in Section 5(h) hereof, incurred in connection with the performance of their respective obligations under this Agreement and the Indenture.

4. Offering by Underwriters.

It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time prior to the later of the Closing Date and the end of the period contemplated by Section 5(c) and will offer the Representatives and counsel for the Underwriters a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object (except any documents required to be filed by the Company pursuant to the Exchange Act), (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Securities by the Underwriters; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or subject itself to taxation generally in any jurisdiction.

(g) Reporting Requirements. During the period of five years hereafter, the Company will furnish, upon request, to the Representatives and to each of the other Underwriters, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and (ii) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; provided, however, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incidental to the performance of its obligations under this Agreement including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication and initial delivery of the Securities, the preparation and printing of the Preliminary Prospectus, any other document comprising any part of the General Disclosure Package, the Final Prospectus, all amendments and supplements thereto, each Limited Use Issuer Free Writing Prospectus and any other document relating to the issuance, offer, sale and delivery of the Securities; and (iii) the cost of any advertising approved by the Company in connection with the issuance of the Securities. The Company will also pay or reimburse the Underwriters (to the extent incurred by them) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions in the United States and Canada (on a private placement basis) as the Representatives designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. of the Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), any travel expenses of the officers and employees of the Company and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities and for expenses incurred in distributing Preliminary Prospectuses, any other document comprising any part of the General Disclosure Package, the Final Prospectus (including any amendments and supplements thereto) and any Limited Use Issuer Free Writing Prospectus to the Underwriters.

(i) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that (i) contains only (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the term sheet listing the final terms of the Securities or their offering, included in Schedule B to this Agreement, or is included in or is subsequently included in the Final Prospectus, or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Underwriter for liability arising from any inaccuracy in such free writing prospectus referred to in clause (i) or (ii) as compared with the information in the Final Prospectus or the General Disclosure Package.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants with respect to the Company within the meaning of the Securities Act and Rules and Regulations thereunder, and otherwise in form reasonably satisfactory to the Representatives, concerning the financial information with respect to the Company set forth in the General Disclosure Package and the Final Prospectus.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company or its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities; (ii) any downgrading in the rating of any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(d) Opinion of Counsel for Company. The Representatives shall have received (1) opinions and related letter, dated the Closing Date, of Cleary Gottlieb Steen & Hamilton LLP, special counsel for the Company, to the effect set forth in Schedule C-1 hereto, (2) opinions, dated the Closing Date, of Edmund DiSanto, Esq., Executive Vice President and General Counsel of the Company, to the effect set forth in Schedule C-2 hereto, and (3) opinions, dated the Closing Date, of Anthony Lehv, Esq., Senior Vice President and Chief Compliance Officer of the Company, to the effect set forth in Schedule D hereto.

(e) Opinion of Counsel for Underwriters. The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

(f) Officer’s Certificate. The Representatives shall have received a certificate, dated the Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state on behalf of the Company that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package or as described in such certificate. In addition, such certificate shall include representations that the only agreements material to the Company and its subsidiaries, taken as a whole, are those specified in an Annex I to such certificate.

(g) Bring-down Comfort Letter. The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its officers, employees, agents, partners, members, directors and its affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement as of any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make, in the case of any part of the Registration Statement as of any time, the statements therein not misleading or, in the case of any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its officers who signs the Registration Statement, directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement as of any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein necessary in order to make, in the case of any part of the Registration Statement as of any time, the statements therein not misleading or, in the case of any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and Final Prospectus furnished on behalf of each Underwriter: [                    ]

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, or failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable under subsections (a), (b) or (c) of this Section for any settlement of any claim or action effected without its consent, which consent will not be unreasonably withheld; provided, however, that such indemnifying party has notified the indemnified party in writing of its refusal to accept such settlement within 30 days of its receipt of a notice from the indemnified party outlining the terms of such settlement.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as on entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) Additional Obligation. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o [                     ] at [                     ] or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 116 Huntington Avenue, Boston, MA 02116, Attention: Executive and Vice President and Chief Financial Officer and Executive Vice President and General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the directors, officers, employees, agents, partners, affiliates and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives when herein so authorized will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

AMERICAN TOWER CORPORATION

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By [Representatives]

By:
Name:
Title:

SCHEDULE A

Underwriter	Principal Amount of Securities

Total	$

A-1

SCHEDULE B

(1) General Use Free Writing Prospectuses (included in the General Disclosure Package)

Final term sheet, dated [            ], 20[    ], a copy of which is attached hereto as Exhibit B-1.

(2) Other Information Included in the General Disclosure Package

[                    ]

B-1

Exhibit B-1

AMERICAN TOWER CORPORATION

Final Term Sheet

Issuer:	American Tower Corporation (“AMT”)

Security Description:	Senior Notes
Face Amount:
Gross Proceeds (before expenses):
Coupon:
Maturity:

Offering Price:
Yield to Maturity:
Spread to Treasury:
Benchmark:

Ratings:	(1)

Interest Payment Dates:
Commencing:

Make-whole call:
Trade Date:
Settlement Date:

Cusip Numbers:
Use of Proceeds:
Joint Book-Running Managers:

Lead Managers :
Co-Managers:

(1)	These securities ratings have been provided by Moody’s, S&P and Fitch. None of these ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

The information in this Term Sheet supplements the Preliminary Prospectus dated [            ], 20[    ] of AMT (the “Preliminary Prospectus”) and supercedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Defined terms used and not defined herein have the meaning ascribed to them in the Preliminary Prospectus.

B-2

SCHEDULE C-1

Form of Opinion and Letter of Cleary Gottlieb Steen & Hamilton LLP, Special Counsel for the Company

Referred to in Section 7(d)

Opinion of Cleary Gottlieb Steen & Hamilton LLP

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company has corporate power to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and the documents incorporated by reference therein, and the Company has corporate power to issue the Securities, to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder.

3. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and is a valid, binding and enforceable agreement of the Company.

4. The execution and delivery of the Securities have been duly authorized by all necessary corporate action of the Company, and the Securities have been duly executed and delivered by the Company and are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

5. The statements under the heading “Description of Debt Securities” and “Description of Securities” in the General Disclosure Package and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

6. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

7. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations in the Underwriting Agreement, the Indenture and the Securities will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America, the State of New York or the State of Delaware under the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws), or (b) result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements of the Company specified in Annex I to the officer’s

certificate dated [                    ], delivered pursuant to Section 7(f) of the Underwriting Agreement, or a violation of the Certificate of Incorporation or By-Laws of the Company, or (c) result in a violation of any United States federal or New York State law or Delaware General Corporation Law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws) (but in respect of this paragraph 7 we express no opinion relating to the U.S. Communications Act of 1934, as amended, or the rules, regulations and orders of the U.S. Federal Communications Commission promulgated thereunder (together, the “Communications Act”)).

8. No registration of the Company under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by the Company in the manner contemplated by the Underwriting Agreement, the General Disclosure Package and the Final Prospectus and the application of the proceeds thereof as described therein.

Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on confirmation from public officials. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America (other than the Communications Act), the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. In rendering the opinion in numbered paragraph 7, we have assumed that to the extent any document referred to in clause (b) of numbered paragraph 7 is governed by the law of a jurisdiction other than the law of the State of New York or the General Corporation Law of the State of Delaware, such document would be interpreted in accordance with its plain meaning.

The foregoing opinions are limited to the federal law of the United States of America (other than the Communications Act), the law of the State of New York and the General Corporation Law of the State of Delaware.

We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Letter of Cleary Gottlieb Steen & Hamilton LLP:

References to “Registration Statement” herein shall exclude documents incorporated by reference therein and Exhibit 25.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the General Disclosure Package, the Final Prospectus and the documents incorporated by reference in each of them are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package, the Final Prospectus or the documents incorporated by reference in each of them (except to the extent expressly set forth in numbered paragraph 5 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the General Disclosure Package, the Final Prospectus or the documents incorporated by reference in each of them hereto was conveyed to any person for purposes of Rule 159 under the Securities Act.

However, in the course of our acting as special counsel to the Company in connection with its preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus, we participated in telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conversations the contents of the Registration Statement, the General Disclosure Package, the Final Prospectus and portions of certain of the documents incorporated by reference in each of them and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.

Based on our participation in such conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) The Registration Statement (except the financial statements and schedules and other financial data included therein, as to which we express no view), at the time it became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus that are not filed or described as required.

(b) The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included or incorporated by reference therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included or incorporated by reference therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) No information has come to our attention that causes us to believe that the General Disclosure Package, including the documents incorporated by reference therein (except in each case the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included or incorporated by reference in the General Disclosure Package, as to which we express no view) at [    ]:00 [am/pm] [(Eastern time)] on [date], contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included or incorporated by reference therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon email confirmation of receipt of the filing and Rule 462(e) under the Securities Act, the Registration Statement is effective under the Securities Act, and (b) based solely upon a telephonic confirmation from a representative of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

SCHEDULE C-2

Form of Opinion of Executive Vice President and General Counsel of the Company,

Referred to in Section 7(d)

1. Each subsidiary of the Company has been duly incorporated (or formed, as the case may be) and is validly existing as a corporation (or limited partnership or limited company, as the case may be) in good standing under the laws of its respective jurisdictions of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus, except where failure to so qualify and be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

2. Each of the Company and its subsidiaries has been duly qualified as a foreign corporation (or limited partnership or limited company, as the case may be) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify and be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3. Except for those liens and other security interests established in connection with the issuance of the American Tower Trust I Commercial Mortgage Pass-Through Certificates Series 2007-1 on May 4, 2007, the capital stock (or partnership or other equity interests) of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

4. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations in the Underwriting Agreement and the Indenture will not, (a) to my knowledge, result in a violation of any order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, or (b) result in a violation of the charter or by-laws of any subsidiary of the Company.

5. To my knowledge, except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Underwriting Agreement and the Indenture, or that are otherwise material in the context of the sale of the Securities; and I have received no notice of any threat to bring such an action, suit or proceeding.

6. The documents incorporated by reference in the Statutory Prospectus and the Final Prospectus (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which I express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

7. The descriptions in the General Disclosure Package and the Final Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and I do not know of any legal or governmental proceedings required to be described in the General Disclosure Package and the Final Prospectus that are not described as required or of any contracts or documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the General Disclosure Package and the Final Prospectus that are not filed or described as required.

The foregoing opinions are limited to the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States (but I express no opinion relating to the Communications Act of 1934, or the rules, regulations and orders of the Federal Communications Commission promulgated thereunder, or relating to the United States federal securities laws or any state securities or Blue Sky laws). With your approval, I have relied as to certain matters on information obtained from public officials, other officers of the Company and other sources I believe to be responsible.

I am furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

SCHEDULE D

Form of Opinion of Senior Vice President and Chief Compliance officer of the Company

Referred to in Section 7(d)

(i) No consent, approval, authorization, order or waiver of, or filing with, the Federal Communications Commission (the “FCC”) under the Communications Act of 1934, as amended (the “Communications Act”), or the published policies, rules and regulations of the FCC is required to be obtained or made for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities where the failure to obtain such consent, approval, authorization, order or waiver or to make such filing would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

(ii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Communications Act or any FCC regulation, rule, published policy or order that would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

(iii) To the knowledge of such counsel, except as disclosed in the General Disclosure Package and the Final Prospectus, there are no administrative or judicial proceedings pending before, or threatened by, the FCC with respect to the Company or any subsidiary of the Company, or any towers owned or operated by the Company that, if determined adversely, could reasonably be expected to have a Material Adverse Effect upon the Company and its subsidiaries taken as a whole.

I am furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

D-1